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                                         EXHIBIT 5.1

                                         May 30, 2007



GS Mortgage Securities Corp.
85 Broad Street
New York, New York  10004

                  Re:      GS Mortgage Securities Corp.
                           Registration Statement on Form S-3
                           ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel for GS Mortgage Securities Corp., a Delaware corporation (the "Corporation"), in connection with the issuance of the GSAA Home Equity Trust 2007-6 Asset-Backed Certificates (the "Certificates"). The Certificates will be issued by the GSAA Home Equity Trust 2007-6 (the "Trust") under and pursuant to the conditions of a master servicing and trust agreement, dated as of May 1, 2007 (the "Agreement"), as further identified in the prospectus supplement, dated May 25, 2007 (the "Prospectus Supplement") for such issuance.

         We have examined copies of the Corporation's Articles of Incorporation and Bylaws, the form of the Agreement filed or incorporated by reference as an exhibit to the Registration Statement, the forms of Certificates included in the Agreement so filed, and such other agreements, records and documents as we have deemed necessary for purposes of this opinion. As to factual matters, we have relied upon statements, certificates and other assurances of public officials and of officers or other representatives of the Corporation and upon such other certificates or representations as we deemed appropriate for purposes of our opinion, which factual matters have not been independently established or verified by us. We have assumed, without independent verification, the genuineness of all signatures, the accuracy of the representations contained in the reviewed documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based upon such examinations and our consideration of such questions of law as we have deemed relevant in the circumstances, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Certificates have been duly executed, authenticated and delivered in accordance with the terms of the Agreement and issued and delivered against payment therefor as described in the Registration Statement, the Certificates have been legally and validly issued, fully paid and nonassessable, and the holders thereof are


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entitled to the benefits of the Agreement, and the Certificates are valid and legally binding obligations of the Trust, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforceability is sought in a proceeding in equity or at law).

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                  Very truly yours,


                                                  /s/ Sidley Austin LLP